UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2018

Nutrisystem, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-28551	23-3012204
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fort Washington Executive Center, 600 Office Center Drive, Fort Washington, Pennsylvania		19034
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (215) 706-5300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders

At the Company’s Annual Meeting, the following proposals were submitted by the Board to a vote of the Company’s stockholders and the final results of the voting on each proposal are noted below.

Proposal 1	Election of Directors

The stockholders elected the following individuals to serve as Directors until the Company’s 2019 Annual Meeting as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert F. Bernstock	23,015,095	665,286	3,621,048
Paul Guyardo	23,539,410	140,971	3,621,048
Michael J. Hagan	23,058,169	622,212	3,621,048
Jay Herratti	23,602,523	77,858	3,621,048
Michael D. Mangan	23,609,752	70,629	3,621,048
Brian P. Tierney	22,931,300	749,081	3,621,048
Andrea Weiss	23,357,212	323,169	3,621,048
Dawn M. Zier	22,747,098	933,283	3,621,048

Proposal 2	Advisory Vote to Approve Named Executive Officers’ Compensation

The stockholders approved the compensation paid to the Company’s named executive officers as disclosed in the Company’s Proxy Statement as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
22,796,528	793,984	89,869	3,621,048

Proposal 3	Advisory Vote to Ratify Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 as follows:

Votes For	Votes Against	Votes Abstained
26,574,556	618,685	108,188

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Nutrisystem, Inc.

Date: May 11, 2018	By:	/s/ Ralph J. Mauro
Name: Ralph J. Mauro
Title: SVP & General Counsel